RELEASE

And

SETTLEMENT AGREEMENT

This Release and Settlement Agreement (this “Agreement”), by and among Reflect Scientific, Inc., a Utah corporation (the “Company”) and Pierce Diversified Strategy Master Fund LLC (“Pierce”), is entered into on this 26th day of February, 2010 (the “Effective Date”).

RECITALS:

WHEREAS, on June 29, 2007, the Company and Pierce entered into a Securities Purchase Agreement (“Purchase Agreement”), along with related 12% Senior Convertible Debentures Agreement (“Debenture”), Series A/B Common Stock Purchase Warrants (“Warrants”), Registration Rights Agreement (“Registration Rights Agreement”), Escrow Agreement and Disclosure Schedules (collectively, the “Transactional Documents”).  Pursuant to the Transaction Documents, Pierce purchased the Debenture with a principal amount of eighty seven thousand five hundred dollars ($87,500) and a maturity date of June 29, 2009 (“Maturity Date”); and

WHEREAS, the Company failed to pay the outstanding principal amount of the Debenture in accordance with its terms on the Maturity Date; and

WHEREAS,  the Company and Pierce wish to agree upon terms of partial payment and partial conversion of the Debenture, adjustment of the Warrants, the termination of certain Transaction Documents, and the release of any and all claims that the parties may have arising from the Transaction Documents as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

Recitals.  The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

2.

Payment and Settlement of the Debenture.  The Company and Pierce hereby agree to the following payment of the Debenture:

(a)

The parties hereby agree that the sum of unpaid interest, penalties, principal and other charges on the Debenture is $113,750 (“Outstanding Obligation”) as of the date hereof;

(b)

On the Closing Date (as defined below) of this Agreement, the Company will pay Pierce twenty thousand dollars ($20,000) which shall be applied to reduce the Outstanding Obligation;

(c)

On the Closing Date (as defined below), and concurrent with the payment set forth in Section 2(b), the remaining ninety three thousand seven hundred fifty dollars ($93,750) of the Outstanding Obligation shall be automatically converted, without any action required on the part of Pierce, into shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the conversion price of forty cents ($0.40) per share of Common Stock.

Upon the payment by the Company as set forth in Section 2(b) and the conversion of the remaining Outstanding Obligation into shares of Common Stock as set forth in Section 2(c), the Debenture shall be deemed paid in full, cancelled and of no further force and effect and the Outstanding Obligation shall be paid in full and other claims, whether known or unknown, arising out of the Debenture or Transaction Documents shall be deemed released.

3.

Amendment to the Warrants.  In connection with the transactions contemplated by this Agreement, the Company shall reset the exercise price of the outstanding Warrants to the greater of $0.16 per share or the VWAP on the Closing Date.  For purposes herein, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

4.

Termination of Certain Agreements.  Pursuant to the terms and conditions of this Agreement, the Company and Pierce hereby agree that the agreements set forth below shall be terminated by mutual consent of the parties thereto and shall be of no further force or effect as of the Closing Date.  The agreements set forth below and any and all claims, whether known or unknown, penalties, liquidated damages or other obligations in connection with such agreements shall be deemed settled pursuant to the terms of this Agreement.

a)

Registration Rights Agreement;

b)

Debenture; and

c)

Purchase Agreement.

5.

Condition Precedent.  As a condition to the closing of this Agreement, the Company shall make an offering and sale of securities of the Company with aggregate proceeds to the Company of at least $400,000 (such sale with aggregate proceeds of at least $400,000, the “Raise”).  The Company shall provide immediate notice to Pierce of the closing of the Raise.

For purposes of this Agreement, “Closing Date” means the date on which the Company closes the Raise.

6.

Mutual Releases.

(a)

Release by the Company.  In consideration of the mutual covenants and undertakings set forth herein, the Company, and each of its respective subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, employees, legal representatives, partners and all persons acting by, through or under the Company (hereafter referred to in this subpart as “Company Releasors”) hereby release and forever discharge Pierce, and each of its respective subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, officers, directors, employees, legal representatives, partners and all persons acting by, through or under Pierce (hereafter referred to in this subpart as “Pierce Releasees”), of and from all obligations, actions, causes, causes of action, claims at law or in equity, suits, debts, liens, encumbrances, contracts, agreements, promises, liabilities, demands, damages, liquidating damages, penalties, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Company Releasors now have against Pierce Releasees that arise under the Debenture and the Transactional Documents.

(b)

Release by Pierce.  In consideration of the mutual covenants and undertakings set forth herein, Pierce, and each of its subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, officers, directors, employees, legal representatives, partners and all persons acting by, through or under Pierce (hereafter referred to in this subpart as “Pierce Releasors”) hereby release and forever discharge the Company, and each of their respective subsidiaries, successors, affiliates, predecessors, assigns, agents, advisors, employees, legal representatives, partners and all persons acting by, through or under the Company (hereafter referred to in this subpart as “Company Releasees”) of and from all obligations, actions, causes, causes of action, claims at law or in equity, suits, debts, liens, encumbrances, contracts, agreements, promises, liabilities, demands, damages, liquidating damages, penalties, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which Pierce Releasors now have against Company Releasees that arise under the Debenture and the Transactional Documents.

7.

Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

8.

Further Amendments.  All provisions in the Transaction Documents in conflict with this Agreement shall be and hereby are changed to conform to this Agreement.

9.

Authority.  The parties hereto warrant that they have the full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

10.

Assignment.  Neither this Agreement nor any right, obligation or interest hereunder or under the Debenture or other Transactional Documents shall be assignable, transferable or otherwise alienable by the Company or the Subsidiary except with the prior written consent of Pierce.  This

Agreement and Pierce’s rights under the Debenture or other Transactional Documents, and any and all rights, obligations or interests therein, may be transferred or assigned by Pierce in its discretion.  Subject to the foregoing, this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

11.

Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each of the parties hereto.  No waiver by any party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other parties shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party that is not set forth in this Agreement.

12.

Severance and Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.

Counterparts; Telecopied Signatures.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

14.

Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement by and among the parties, and may not be changed or terminated orally.  No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party to be bound.

15.

Negotiated Agreement.  This Agreement has been negotiated and shall not be construed against the party responsible for drafting all or parts of this Agreement.

16.

Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah.

17.

Reimbursement by Legal Fees.  On the Closing Date, the Company agrees to reimburse Pierce $1,000 for its legal fees and expenses in connection herewith.

(Remainder of Page Intentionally Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date hereof.

REFLECT SCIENTIFIC, INC.,

a Utah corporation

By:

/s/Kim Boyce

Kim Boyce, CEO

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC

By:

/s/Mitch Levine

Name:

Mitch Levine

Title:

CEO